UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2018 (August 29, 2018)

REIS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12917	13-3926898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 921-1122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On August 29, 2018, Reis, Inc., a Maryland corporation (the “Company”), Moody’s Corporation, a Delaware corporation (“Moody’s”), and Moody’s Analytics Maryland Corp., a Maryland corporation and wholly-owned subsidiary of Moody’s (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of common stock of the Company, par value $0.02 per share (the “Common Stock”) at a price of $23.00 per share of Common Stock (the “Offer Price”), subject to any required withholding of taxes, net to the selling stockholder in cash without interest. Following completion of the Offer, Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Merger to be effected pursuant to Section 3-106.1 of the Maryland General Corporation Law, as amended (the “MGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Moody’s. At the effective time of the Merger (the “Effective Time”), each share of Common Stock not purchased in the Offer (other than the shares of Common Stock held directly or indirectly by any of the Company’s wholly-owned subsidiaries or by Moody’s or any of its subsidiaries (including Merger Sub)) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger. The Board intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) recommending that holders of Common Stock tender their shares of Common Stock in the Offer.

Completion of the Offer is subject to various conditions, including that a number of shares of Common Stock equal to at least a majority of the issued and outstanding shares of Common Stock are validly tendered and not withdrawn prior to the expiration of the Offer (excluding, for purposes of determining such majority, the total number of shares of Common Stock owned by any of the Company’s wholly-owned subsidiaries) (the “Minimum Tender Condition”). The Offer will expire on the twentieth business day following the commencement of the Offer, unless extended in accordance with the terms of the Offer, the Merger Agreement and the applicable rules and regulations of the SEC. The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period, and the absence after the date of the Merger Agreement of a Company Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed, among other things, to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties, subject to customary exceptions intended to allow the Board to fulfill its fiduciary duties. Prior to the consummation of the Offer, the Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), subject to compliance with certain terms and conditions in the Merger Agreement, including the payment of a termination fee of $8,339,446.

The foregoing summary of the material terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Offer and the Merger that is or will be contained in, or incorporated by reference into, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, that will be filed with the SEC by Merger Sub and Moody’s and a Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed with the SEC by the Company, and the other documents that the parties will file, with the SEC.

Tender and Support Agreement

On August 29, 2018, in connection with the execution of the Merger Agreement, Lloyd Lynford and Jonathan Garfield, each of whom is a founder, an executive officer and a director of the Company, along with certain of their respective affiliated trusts, (each, a “Stockholder”), each entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Moody’s and Merger Sub, pursuant to which each Stockholder has agreed to, among other things, tender all of his shares of Common Stock that he beneficially owns in the Offer. As of August 29, 2018, all of the shares of Common Stock tendered by the Stockholders pursuant to the Tender and Support Agreements represent approximately 18.00% of the issued and outstanding shares.

The foregoing summary of the material terms of the Tender and Support Agreement entered into by each Stockholder is not complete and is qualified in its entirety by reference to the Tender and Support Agreement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2018, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to add Article XV thereto, which established the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for certain litigation involving the Company. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

On August 30, 2018, the Company and Moody’s issued a joint press release announcing, among other things, the entry into the Merger Agreement. The press release is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Important Information

The tender offer described in this document has not yet commenced. This document is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Reis, Inc.’s (“Reis”) common stock. At the time any such tender offer is commenced, Moody’s and Merger Sub will file a Tender

Offer Statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the United States Securities and Exchange Commission (the “SEC”), and Reis will file a Solicitation/Recommendation Statement relating to such tender offer with the SEC. Reis shareholders are strongly advised to read these tender offer materials carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about such tender offer that Reis shareholders should consider prior to making any decisions with respect to such tender offer. Once filed, shareholders of Reis will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated timing of filings relating to the Offer and the Merger; statements regarding the expected timing of the completion of the Offer and the Merger; the possibility that competing offers will be made; the possibility that various closing conditions to the Offer may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Moody’s and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger by and among Moody’s Corporation, Moody’s Analytics Maryland Corp., and Reis, Inc., dated August 29, 2018

3.1	Amended and Restated Bylaws of Reis, Inc., dated August 29, 2018

99.1	Tender and Support Agreement, by and among Lloyd Lynford, Lloyd N. Lynford 2016 Qualified Annuity Trust, Lloyd N. Lynford 2017 Qualified Annuity Trust, Moody’s Corporation and Moody’s Analytics Maryland Corp., dated August 29, 2018

99.2	Tender and Support Agreement, by and among Jonathan Garfield, Jonathan T. Garfield 2016 Qualified Annuity Trust, Jonathan Garfield Family Trust, Moody’s Corporation and Moody’s Analytics Maryland Corp., dated August 29, 2018

99.3	Press Release of Reis, Inc. and Moody’s Corporation, dated August 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reis, Inc.

Date: August 30, 2018	By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer